                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in this Annual Report (Form 10-K) of United Bankshares, Inc. and Subsidiaries of our report dated February 24, 1997, included in the 1996 Annual Report to Shareholders of United Bankshares, Inc. and Subsidiaries.

      We also consent to the incorporation by reference in the Registration Statements pertaining to the Incentive Stock Option Plan (Form S-8, No. 33-22941) and the Savings and Stock Investment Plan (Form S-8, No.
33-32522) of United Bankshares, Inc. of our report dated February 24, 1997, with respect to the consolidated financial statements of United Bankshares, Inc. and Subsidiaries incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1996.


                                                   /s/ ERNST & YOUNG LLP



Charleston, West Virginia
March 27, 1997

                                      124